Exhibit 10.08

AIMS Worldwide, Inc.

PROMISSORY NOTE

$985,000.00

August [  ], 2006

The undersigned promises to pay to the order of IKON Holdings, Inc. (the “Company”), at its offices in 1307 N. 14th Street, Arlington, VA  22209, the principal amount of NINE HUNDRED EIGHTY-FIVE THOUSAND and 00/100 ($985,000.00) together with interest on the unpaid principal balance at the rate of 6.0% per annum.  Principal and accrued and unpaid interest shall be due and payable in full on the six month anniversary of the Closing Date, if not sooner paid.

The maker reserves the right to prepay this Note in whole or in part at any time without penalty.

The following events shall constitute Events of Default hereunder:  (a) failure by the undersigned to pay any principal or interest within thirty (30) days of the due date thereof, (b) the insolvency or bankruptcy of the undersigned; (c) if the undersigned shall admit in writing its inability to pay its debts; (d) the undersigned shall suffer a receiver or trustee for all or substantially all of its property to be appointed; or (e) the undersigned shall institute proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors, or, if any such proceedings are instituted against it, shall suffer the same not to be dismissed or stayed within 90 days.

The undersigned hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof, and consents that this Note may be extended from time to time, and that no such extension or other indulgence, and no substitution, release or surrender of collateral, shall vary or affect the liability of the undersigned.

The undersigned agrees to pay the holder on demand all costs and expenses (including reasonable attorneys’ fees) incurred or paid by the holder in connection with the enforcement or collection of this Note.

No delay or omission on the part of the holder in exercising any right given under this Note shall operate as a waiver of any such right or any other right under this Note.  A waiver on any one occasion shall not be construed as a bar to or a waiver of any such right on any future occasion.

This Note may be changed only by an amendment in writing signed by the party against whom enforcement is sought.

This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

Maker: AIMS Worldwide, Inc.

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Witness

Signature

Date:

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